Exhibit 10.15

PROMISSORY NOTE

Borrower	Super Micro Computer, Inc.	Lender:	Citibank (West), FSB
	871 Fox Lane		Small Business Administration
	San Jose, CA 95131		320 North Harbor Boulevard, Suite A
Fullerton, CA 92832

Principal Amount: $6,930,000.00	Initial Rate: 5.770%	Date of Note: September 28, 2005

PROMISE TO PAY. Super Micro Computer, Inc. (“Borrower”) promises to pay to Citibank (West), FSB (“Lender”), or order, in lawful money of the United States of America, the principal amount of Six Million Nine Hundred Thirty Thousand & 00/100 Dollars ($6,930,000.00), together with interest on the unpaid principal balance until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

The interest rate on this Note will be established at funding, based on an “Index” of 5-Year Treasury Note plus 1.650%. The “Index” is currently 4.120%. The initial interest rate is estimated to be 5.770%. The scheduled monthly principal and interest payments shall be calculated based on the unpaid principal balance existing at funding. Borrower will pay this loan in 240 consecutive monthly payments of principal and interest each in the sum of $49,081.83, beginning November 1, 2005. Borrower’s final payment of all unpaid principal and accrued interest estimated to be in the sum of $49,081.83 will be due on the maturity date of October 1, 2025. This estimated final payment is based on the following assumptions: (i) that all payments will be made exactly as scheduled; and (ii) the actual final payment will be for all unpaid principal and accrued interest, together with all other amounts due under this Note.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 385/380 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the “The weekly average yield on Treasury Securities adjusted to a constant maturity of five years (the 5-year Treasury Securities Index)” (TCM), as published weekly in the Federal Reserve Statistical Release H.15 (519) (the “Index”). The Index is not necessarily the lowest rate charged by Lender on the loans. If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than each five year. Borrower understands that Lender may make loans based on other rates as well. The index currently is 4.120%. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.650 percentage points over the Index, resulting in an initial rate of 5.770%. NOTICE: under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

REPAYMENT FEE. Upon prepayment of this Note, Lender is entitled to the following prepayment fee: The principal sum evidenced by this Note may not be prepaid, in whole or in part, at any time except that Borrower shall have the right to prepay the whole (but not less than the whole) of the unpaid principal balance of this Note on any scheduled payment date under this Note upon and subject to the following terms and conditions. Borrower shall give Lender not less than thirty (30) days prior written notice (the “Prepayment Notice”) specifying the scheduled payment date on which such prepayment is to be made (the “Prepayment Date”). Borrower shall pay to Lender on the Prepayment Date the sum of the following: (i) the then unpaid principal balance of this Note, plus (ii) all interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, plus (iii) all other sums then due under this Note and each of the other Loan documents, plus (iv) a prepayment consideration (the “Prepayment Fee”) during years one (1) through ten (10) of the Loan as follows: (a) in an amount equal to five percent (5%) of the outstanding principal balance of this Note if the Prepayment Date occurs during the first (1st), second (2nd) or sixth (6th) loan year; (b) four percent (4%) of the outstanding principal balance of this Note if the Prepayment Date occurs during the third (3rd), fourth (4th) or seventh (7th) loan year; (c) three percent (3%) of the outstanding principal balance of this Note if the Prepayment Date occurs during the fifth (5th) or eighth (8th) loan year; (d) two percent (2%) of the outstanding principal balance of this Note if the Prepayment Date occurs during the ninth (9th) loan year; and (e) one percent (1%) of the outstanding principal balance of this Note if the Prepayments Date occurs during the tenth (10th) loan year. There term “loan year” shall mean each of the successive twelve (12) month periods commencing as of the date of this Note. If a Prepayment Notice is given, such notice shall be irrevocable, and the principal balance of Periods. Note and all other sums required to be paid as not forth in clauses (i) through (iv) of this Paragraph shall be due and payable on the Prepayment Date. Without limiting any of the provisions of this Paragraph, Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the Prepayment Fee due in connection therewith. Notwithstanding any of the foregoing, Borrower shall have the additional privilege to prepay: (a) up to twenty percent (20%) of the principal balance of this Note in any loan year without incurring a prepayment fee on a non cumulative basis, and (b) not less than 100% of the principal balance of this Note during the final sixty (60) calendar days of the fifth (5th) or tenth (10th) loan year.

Default Prepayment Fee Borrower agrees that any tender of payment by Borrower or any other party of all or any portion of the principal sum evidenced by this Note, other than as expressly set forth in the preceding paragraph of this Note, shall constitute a prohibited prepayment hereunder. Borrower further agrees that should (i) any default be made in the payment of any amount due under this Note, or any other event of default have occurred, and (ii) the maturity hereof be accelerated, then a tender of payment by Borrower, or by any entity related to, or affiliated with, Borrower or anyone on behalf of Borrower, of the amount necessary to satisfy all sums due under the Loan documents, including, without limitation, any sum due on any judgment rendered in any foreclosure action, or any amounts necessary to redeem the real property securing this Note, made at any time prior to, during, or after, a judicial foreclosure or a sale pursuant to the exercise of a power of sale of the Property, shall constitute an evasion of the payment terms hereof and shall be deemed to be a prohibited prepayment hereunder. Borrower acknowledges that Lender has relied upon the anticipated investment return under this Note in entering into permitted with, and in making commitments to, third parties; therefore, the tender of any prohibited prepayment shall, to the extent transactions by law, include the Prepayment Fee, Borrower agrees that the Prepayment Fee represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender due to the prohibited prepayment of the indebtedness evidenced by this Note. Such Prepayment Fee shall be paid in the case of any prohibited prepayment without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents. Nothing herein contained shall constitute an agreement on the part of Lender to accept any prepayment, other than as expressly provided in the preceding paragraph of this Note.

PROMISSORY NOTE
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DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS NOTE IS MADE, UPON OR FOLLOWING AN ACCELERATION OF THE FINAL PAYMENT DATE OF THIS NOTE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER OR DISPOSITION AS PROHIBITED OR RESTRICTED BY THE DUE ON SALE PROVISION OF THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY, CONCURRENTLY THEREWITH, AS A PREPAYMENT FEE, THE APPLICABLE SUM SPECIFIED AS THE PREPAYMENT FEE, CALCULATED IN THE MANNER PROVIDED ABOVE. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.

BORROWER’S INITIALS XXX

Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. An written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Citibank (West), FSB; Small Business Administrations: 320 North Harbor Boulevard, Suite A; Fullerton, CA 92832.

RATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $50.00, whichever is greater.

INTEREST AFTER DEFAULT. If any Event of Default shall occur, including failure to pay upon final maturity, Lender, at its option, may, if permitted order applicable law, increase the interest rate on this Note to 6.650 percentage points above the index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement; or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonable practical.

LENDER’S RIGHTS. If any Event of Default shall occur, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable.

ATTORNEY’S FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender this amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.

PROMISSORY NOTE
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CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Santa Clara County, State of California. Nothing herein shall affect the right of true Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL Borrower acknowledges this Note is secured by the following collateral described in the security Instruments issued herein;

(A) a Deed of Trust dated September 28, 2005, to a trustee in favor of Lender on real property located in Santa Clara County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender’s option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title of interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, into option shall not be exercised by Lender if such exercise is prohibited by applicable law.

(B) an Assignment of All Rents to Lender on real property located in Santa Clara County, State of California.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights of remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the notification is made. This obligations under this Note are joint and several.

BORROWER:

SUPER MICRO COMPUTER, INC.

By:	/s/ Charles J. Liang
Charles J. Liang, President of Super Micro Computer, Inc.